UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2011

PSS WORLD MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number:  0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The 2011 Annual Meeting of Shareholders of PSS World Medical, Inc. (the “Company”) was held on August 25, 2011.

(b)	Set forth below are the voting results for each of the matters submitted to a vote of the Company’s shareholders:

Item 1 – Election of Directors

The Board of Director’s nominees for directors as listed in the Proxy Statement were each elected to serve a three-year term expiring at the 2014 Annual Meeting of Shareholders, based upon the following votes:

	For	Withheld	Broker Non-Votes
Charles E. Adair	45,569,219	386,729	3,772,597
Alvin R. Carpenter	45,161,998	793,950	3,772,597
Stephen H. Rogers	45,568,652	387,296	3,772,597

Item 2 – Ratification of the Company’s Independent Registered Public Accounting Firm

The selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year was ratified, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
48,736,018	988,612	3,915	0

Item 3 – Amendment to the Company’s Bylaws to provide for a Majority Vote Standard in Uncontested Director Elections

An amendment to the Company’s Bylaws to provide for a majority vote standard in uncontested director elections was approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
49,676,292	45,180	7,073	0

Item 4 – Advisory Vote on Executive Compensation

An advisory vote for the approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
44,438,748	1,409,321	107,879	3,772,597

Item 5 – Advisory Vote on the Frequency of Executive Compensation Votes

An advisory vote in favor of holding an advisory vote on the compensation of the Company’s named executive officers every year was approved, based upon the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
40,574,892	16,595	5,256,441	108,020	0

(d)	Based upon the shareholder voting results on Item 5, the Board has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSS WORLD MEDICAL, INC.

Date: August 29, 2011	By:	/s/	Joshua H. DeRienzis
		Name	Joshua H. DeRienzis
		Title	General Counsel and Corporate Secretary